CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated August 5, 1996 pertaining to the BankAmerica Corporation 1992 Management Stock Plan of our report dated January 16, 1996 with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP
                                              ---------------------
                                                  Ernst & Young LLP






San Francisco, California
August 5, 1996